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EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


SUDBURY, INC. AND SUBSIDIARIES


                                                                          Year Ended May 31,
                                                                    ---------------------------
                                                                      1996      1995      1994
                                                                    -------   -------   -------
(Amounts in thousands, except per share data)

PRIMARY

Average shares outstanding                                           10,518    10,376    10,071

Net effect of dilutive stock
  options and other common
  stock equivalents - based
  on the treasury stock
  method using average
  market price                                                        2,297     2,275     2,259
                                                                    -------   -------   -------

     TOTAL                                                           12,815    12,651    12,330
                                                                    =======   =======   =======


Net income                                                          $15,871   $13,572   $ 6,830
                                                                    =======   =======   =======

Per share amount                                                    $  1.24   $  1.07   $   .55
                                                                    =======   =======   =======


FULLY DILUTED

Average shares outstanding                                           10,518    10,376    10,071

Net effect of dilutive stock
  options and other common
  stock equivalents - based
  on the treasury stock method
  using the year-end
  market price if higher than
  average market price                                                2,365     2,294     2,411
                                                                    -------   -------   -------

     TOTAL                                                           12,883    12,670    12,482
                                                                    =======   =======   =======

Net income                                                          $15,871   $13,572   $ 6,830
                                                                    =======   =======   =======
Per share amount                                                    $  1.23   $  1.07   $   .55
                                                                    =======   =======   =======